Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Reports First Quarter 2023 Results

First Quarter Exceeds Expectations, Demonstrating Improved Execution Across More Focused Portfolio

TreeHouse Reaffirms 2023 Net Sales and Adjusted EBITDA Guidance

HIGHLIGHTS
•Net sales of $894.8 million increased 15.8% compared to the same period in 2022.
•Earnings (loss) per diluted share from continuing operations was $0.34 compared to $(0.25) for the same period in 2022.
•Adjusted earnings per diluted share from continuing operations1 was $0.68 compared to $(0.16) for the same period in 2022.
•TreeHouse reaffirmed its full year 2023 guidance of net sales growth of 6% to 8% year-over-year and adjusted EBITDA2 of $345 to $365 million.

Oak Brook, IL, May 8, 2023 — TreeHouse Foods, Inc. (NYSE: THS) today reported net sales of $894.8 million which increased 15.8% compared to the first quarter of 2022. GAAP earnings (loss) per diluted share from continuing operations of $0.34 compared to $(0.25) for the first quarter of 2022. Adjusted earnings per diluted share from continuing operations1 was $0.68 in the first quarter of 2023 compared to $(0.16) in the first quarter of 2022.

"We see a long runway for growth at TreeHouse as we invest in opportunities to build capabilities around our strategic pillars — world class supply chain, category leadership, strategic customer partnerships and talent leader," said Steve Oakland, Chairman, Chief Executive Officer, and President. "We are off to a strong start in 2023, as we are benefiting from the actions we took to focus our portfolio on faster growing, higher margin private label snacking and beverage categories. We are pleased with our team's efforts that helped drive revenue and profit above our guidance range for the quarter."

Patrick O'Donnell, EVP and Chief Financial Officer, said, "Along with our team's continued focus on better execution, our first quarter revenue growth of 15.8% reflects our pricing actions to recover inflation and earlier than planned fulfillment of certain customer orders. We are also encouraged by our significant year-over-year progress in profitability in the first quarter. Although the macro environment remains dynamic, we saw greater improvement across the supply chain, which enabled us to strengthen service and better meet increased customer demand. Our expectations for our first half performance give us confidence in our ability to achieve our 2023 guidance."

OUTLOOK2
TreeHouse reaffirmed its previously-issued full year 2023 guidance:
•Net sales growth of 6% to 8% year-over-year, which represents a range of $3.66 to $3.73 billion.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") of $345 to $365 million, up approximately 24% year-over-year at the midpoint.

With regard to the cadence for the remainder of the year:
•Revenue for the first half of the year is anticipated to be between $1.705 billion and $1.735 billion, which represents growth of 7.7% to 9.6%.
•Second quarter revenue is expected in the range of $810 to $840 million, representing flat to 4% growth versus the prior year. The Company also noted the following:
◦Historically, the second quarter represents the Company's seasonally lowest volume quarter of the year.
◦Improvement in the supply chain in the first quarter enabled the Company to increase production and fulfill certain customer orders that were originally planned for shipment in the second quarter.
•TreeHouse expects adjusted EBITDA of $65 to $80 million in the second quarter.
•Second quarter adjusted EBITDA margin is expected to be between 7.9% to 9.4%, representing a 130 to 280 basis point improvement versus the second quarter of 2022.

________________________________________________
1 Adjusted earnings per diluted share from continuing operations, adjusted EBIT, adjusted EBITDA, adjusted EBITDAS, adjusted net income (loss), free cash flow and organic net sales are non-GAAP financial measures. See "Comparison of Adjusted Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 The Company is not able to reconcile prospective adjusted EBITDA from continuing operations or adjusted EBITDA margin from continuing operations, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

FIRST QUARTER 2023 FINANCIAL RESULTS

Net Sales — Net sales for the first quarter of 2023 totaled $894.8 million compared to $772.6 million for the same period last year, an increase of $122.2 million, or 15.8%. The change in net sales from 2022 to 2023 was due to the following:

Three Months
(unaudited)
Pricing	16.7
Volume/mix	(0.6)%
Total change in organic net sales[1]	16.1%
Foreign currency	(0.3)
Total change in net sales	15.8%

The net sales increase of 15.8% was primarily driven by favorable pricing to recover commodity inflation and service improvements in the majority of our categories, which allowed the Company to capture increased demand and fulfill certain customer orders earlier than planned. This was partially offset by the exit of lower margin business, particularly in Pickles.

Gross Profit — Gross profit as a percentage of net sales was 17.0% in the first quarter of 2023, compared to 12.8% in the first quarter of 2022, an increase of 4.2 percentage points. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods and favorable category mix. This was partially offset by increased costs to invest in the supply chain to improve service levels as well as increased costs for investment in warehouse capacity.

Total Operating Expenses — Total operating expenses were $113.0 million in the first quarter of 2023 compared to $155.0 million in the first quarter of 2022, a decrease of $42.0 million. The decrease is primarily due to $13.4 million of TSA income, lower severance and retention expense due to a non-recurring one-time employee recognition bonus, and lower freight costs due to declining freight rates and improved utilization of full truck load shipments.

Total Other Expense (Income) — Total other income of $40.2 million in the first quarter of 2022 decreased by $53.4 million to be total other expense of $13.2 million in the first quarter of 2023. The decrease was primarily due to a $56.7 million unfavorable change in non-cash mark-to-market impacts from hedging activities, largely driven by an unfavorable change to interest rate swaps and less favorable impacts from commodity contracts. Additionally, rising interest rates led to higher costs with selling receivables in our Receivables Sales Program, higher costs in our pension plans, and higher interest expense. This was partially offset by $10.7 million of interest income received from our Note Receivable.

Income Taxes — Income taxes were recognized at an effective rate of 26.4% in the first quarter of 2023 compared to 14.3% recognized in the first quarter of 2022. The change in the Company's effective tax rate is primarily the result of changes in the amount of tax deductible stock-based compensation and the amount of non-deductible executive compensation.

Net Income (Loss) from Continuing Operations and Adjusted EBITDA — Net income from continuing operations for the first quarter of 2023 was $19.2 million, compared to net loss from continuing operations of $13.8 million for the same period of the previous year. Adjusted EBITDA[1] from continuing operations was $90.6 million in the first quarter of 2023, compared to $37.3 million in the first quarter of 2022, an increase of $53.3 million. The increase is primarily due to the Company's pricing actions to recover commodity and freight inflation experienced in prior periods, lower freight costs, and favorable category mix. This was partially offset by increased costs to invest in the supply chain to improve service levels and increased costs to invest in warehouse capacity.

Discontinued Operations — Net (loss) income from discontinued operations was a $4.0 million loss in the first quarter of 2023 compared to $10.8 million of income in the first quarter of 2022, a decrease of $14.8 million. The decrease is primarily a result of the divestiture of a significant portion of the Meal Preparation business on October 3, 2022 and an expected loss on disposal adjustment of $4.5 million during the first quarter of 2023.

Net Cash Used in Operating Activities from Continuing Operations — Net cash used in operating activities from continuing operations was $30.9 million in the first three months of 2023 compared to $96.1 million in the first three months of 2022, a decrease in cash used of $65.2 million. The cash flow improvement was primarily attributable to higher cash earnings reflecting the Company's pricing actions to recover commodity and freight inflation experienced in prior periods. Additionally, the Company had an increase in cash flows from the Receivables Sales Program. This was partially offset by a decrease in cash flow driven primarily by payment timing in accounts payable and increases in inventory to improve service.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's first quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. The Company believes these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Earnings Per Diluted Share from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted earnings (loss) per diluted share from continuing operations ("adjusted diluted EPS") reflects adjustments to GAAP earnings (loss) per diluted share from continuing operations to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share from continuing operations as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted earnings (loss) per share from continuing operations is presented above.

Adjusted Net Income (Loss) from Continuing Operations, Adjusted EBIT from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDAS from Continuing Operations, Adjusted Net Income (Loss) Margin from Continuing Operations, Adjusted EBIT Margin from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Adjusted EBITDAS Margin from Continuing Operations, Adjusting for Certain Items Affecting Comparability

Adjusted net income (loss) from continuing operations represents GAAP net income (loss) from continuing operations as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS from continuing operations section above. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS from continuing operations metric outlined above.

Adjusted EBIT from continuing operations represents adjusted net income (loss) from continuing operations before interest expense, interest income, and income tax expense. Adjusted EBITDA from continuing operations represents adjusted net income (loss) from continuing operations before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted EBITDAS from continuing operations represents adjusted EBITDA from continuing operations before non-cash stock-based compensation expense. Adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance between periods and as a component of our debt covenant calculations.

Adjusted net income (loss) margin from continuing operations, adjusted EBIT margin from continuing operations, adjusted EBITDA margin from continuing operations, and adjusted EBITDAS margin from continuing operations are calculated as the respective metric defined above as a percentage of net sales as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS from continuing operations section above.

A full reconciliation between the relevant GAAP measure of reported net income (loss) from continuing operations for the three month periods ended March 31, 2023 and 2022 calculated according to GAAP, adjusted net income (loss) from continuing operations, adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash used in operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities from continuing operations for the three months ended March 31, 2023 and 2022 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private label food and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutual profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact that the divestiture of a significant portion of our Meal Preparation Business or any such divestiture might have on the Company’s operations; disruptions or inefficiencies in our supply chain and/or operations; loss of key suppliers; raw material and commodity costs due to inflation; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; collectibility of our note receivable, customer concentration and consolidation; competition; our ability to execute on our business strategy; our ability to continue to make acquisitions and execute on divestitures or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; changes in weather conditions, climate changes, and natural disasters; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of this Quarterly Report on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2022, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14.6	$43.0
Receivables, net	158.4	158.8
Inventories	628.0	589.5
Prepaid expenses and other current assets	30.8	23.2
Total current assets	831.8	814.5
Property, plant, and equipment, net	666.4	666.5
Operating lease right-of-use assets	183.9	184.4
Goodwill	1,817.7	1,817.6
Intangible assets, net	284.9	296.0
Note receivable, net	428.1	427.0
Other assets, net	41.2	47.9
Total assets	$4,254.0	$4,253.9
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$594.7	$618.7
Accrued expenses	181.3	208.5
Current portion of long-term debt	0.5	0.6
Total current liabilities	776.5	827.8
Long-term debt	1,432.5	1,394.0
Operating lease liabilities	157.8	159.1
Deferred income taxes	109.2	108.7
Other long-term liabilities	73.6	77.3
Total liabilities	2,549.6	2,566.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.3 and 56.1 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	0.6	0.6
Treasury stock	(133.3)	(133.3)
Additional paid-in capital	2,207.3	2,205.4
Accumulated deficit	(286.8)	(302.0)
Accumulated other comprehensive loss	(83.4)	(83.7)
Total stockholders' equity	1,704.4	1,687.0
Total liabilities and stockholders' equity	$4,254.0	$4,253.9

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$894.8	$772.6
Cost of sales	742.5	673.9
Gross profit	152.3	98.7
Operating expenses:
Selling and distribution	45.0	61.1
General and administrative	53.4	52.9
Amortization expense	12.0	11.9
Other operating expense, net	2.6	29.1
Total operating expenses	113.0	155.0
Operating income (loss)	39.3	(56.3)
Other expense (income):
Interest expense	17.8	16.7
Interest income	(14.6)	(4.1)
Loss (gain) on foreign currency exchange	0.3	(1.1)
Other expense (income), net	9.7	(51.7)
Total other expense (income)	13.2	(40.2)
Income (loss) before income taxes	26.1	(16.1)
Income tax expense (benefit)	6.9	(2.3)
Net income (loss) from continuing operations	19.2	(13.8)
Net (loss) income from discontinued operations	(4.0)	10.8
Net income (loss)	$15.2	$(3.0)

Earnings (loss) per common share - basic:
Continuing operations	$0.34	$(0.25)
Discontinued operations	(0.07)	0.19
Earnings (loss) per share basic (1)	$0.27	$(0.05)

Earnings (loss) per common share - diluted:
Continuing operations	$0.34	$(0.25)
Discontinued operations	(0.07)	0.19
Earnings (loss) per share diluted (1)	$0.27	$(0.05)

Weighted average common shares:
Basic	56.1	55.8
Diluted	56.7	55.8

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$15.2	$(3.0)
Net (loss) income from discontinued operations	(4.0)	10.8
Net income (loss) from continuing operations	19.2	(13.8)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	36.0	36.5
Stock-based compensation	7.2	3.8
Unrealized loss (gain) on derivative contracts	5.9	(50.8)
Deferred TSA income	(12.3)	—
Other	0.8	(0.1)
Changes in operating assets and liabilities, net of divestitures:
Receivables	0.5	(38.9)
Inventories	(38.3)	(34.0)
Prepaid expenses and other assets	(7.1)	(7.0)
Accounts payable	(20.3)	24.3
Accrued expenses and other liabilities	(22.5)	(16.1)
Net cash used in operating activities - continuing operations	(30.9)	(96.1)
Net cash provided by operating activities - discontinued operations	—	25.5
Net cash used in operating activities	(30.9)	(70.6)
Cash flows from investing activities:
Additions to property, plant, and equipment	(30.6)	(16.9)
Additions to intangible assets	(1.4)	(2.5)
Proceeds from sale of fixed assets	—	4.8
Net cash used in investing activities - continuing operations	(32.0)	(14.6)
Net cash used in investing activities - discontinued operations	—	(11.1)
Net cash used in investing activities	(32.0)	(25.7)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	770.8	30.5
Payments under Revolving Credit Facility	(732.8)	(30.5)
Payments on financing lease obligations	(0.2)	(0.4)
Payment of deferred financing costs	—	(1.6)
Payments on Term Loans	—	(14.3)
Payments related to stock-based award activities	(5.3)	(3.3)
Net cash provided by (used in) financing activities - continuing operations	32.5	(19.6)
Net cash used in financing activities - discontinued operations	—	(0.1)
Net cash provided by (used) in financing activities	32.5	(19.7)
Effect of exchange rate changes on cash and cash equivalents	2.0	0.2
Net decrease in cash and cash equivalents	(28.4)	(115.8)
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	4.1
Less: Cash and cash equivalents of discontinued operations, end of period	—	(4.3)
Cash and cash equivalents, beginning of period	43.0	304.5
Cash and cash equivalents, end of period	$14.6	$188.5

	Three Months Ended March 31,
	2023	2022
Supplemental cash flow disclosures:
Interest paid	$27.4	$17.1
Net income taxes paid	5.5	0.1

Non-cash investing activities:
Accrued purchase of property and equipment	$14.4	$27.3
Accrued other intangible assets	0.4	1.4
Right-of-use assets obtained in exchange for lease obligations	8.5	36.0
Paid in kind interest	1.1	—

The reconciliation of adjusted diluted EPS from continuing operations, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS from continuing operations as presented in the Condensed Consolidated Statements of Operations, is as follows:

RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

		Three Months Ended March 31,
		2023	2022
		(unaudited)
Diluted EPS from continuing operations (GAAP)		$0.34	$(0.25)
Growth, reinvestment, and restructuring programs	(1)	0.27	0.54
Mark-to-market adjustments	(2)	0.10	(0.91)
Divestiture, acquisition, integration, and related costs	(3)	0.07	0.05
Shareholder activism	(4)	0.01	0.01
Tax indemnification	(5)	—	—
Foreign currency gain on re-measurement of intercompany notes	(6)	—	(0.01)
Central services and conveyed employee costs	(7)	—	0.39
Litigation matter	(8)	—	0.01
Taxes on adjusting items		(0.11)	0.01
Adjusted diluted EPS from continuing operations (Non-GAAP)		$0.68	$(0.16)
During the three months ended March 31, 2023 and 2022, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)	The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company. For the three months ended March 31, 2023 and 2022, the Company incurred growth, reinvestment, and restructuring program costs of approximately $15.3 million and $30.1 million, respectively.

(2)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other expense (income), net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(3)	Divestiture, acquisition, integration, and related costs represents costs associated with completed and potential divestitures, completed and potential acquisitions, the related integration of the acquisitions, and gains or losses on the divestiture of a business.

(4)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(5)	Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(6)	The Company has foreign currency denominated intercompany loans and incurred foreign currency gains of $0.2 million and $0.8 million for the three months ended March 31, 2023 and 2022, respectively, to re-measure the loans at quarter end. These amounts are non-cash and the loans are eliminated in consolidation.

(7)	As a result of the sale of a significant portion of the Meal Preparation business, the Company identified two items affecting comparability – 1) central service costs and 2) conveyed employee costs.

1) The Company has historically provided central services to the Meal Preparation business including, but not limited to, IT and financial shared services, procurement and order processing, customer service, warehousing, logistics, and customs. These costs were historically incurred by TreeHouse and include employee and non-employee expenses to support the services. There were no costs for the three months ended March 31, 2023, and for the three months ended March 31, 2022, central service costs were approximately $13.4 million.

2) Conveyed employee costs represent compensation costs for employees that were not historically dedicated to the sold business and transferred to the buyer after the sale. There were no costs for the three months ended March 31, 2023, and for the three months ended March 31, 2022, conveyed employee costs were approximately $8.4 million.

(8)	During the three months ended March 31, 2022, the Company recognized $0.4 million incremental expense for the settlement payment of the $9.0 million accrual related to a litigation matter challenging wage and hour practices at three former manufacturing facilities in California.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying Non-GAAP adjustments.

The following table reconciles the Company's net income (loss) from continuing operations to adjusted net income (loss) from continuing operations, adjusted EBIT from continuing operations, adjusted EBITDA from continuing operations, and adjusted EBITDAS from continuing operations for the three months ended March 31, 2023 and 2022:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME (LOSS), ADJUSTED EBIT, ADJUSTED EBITDA, AND ADJUSTED EBITDAS FROM CONTINUING OPERATIONS
(Unaudited, in millions)

		Three Months Ended March 31,
		2023	2022
Net income (loss) from continuing operations (GAAP)		$19.2	$(13.8)
Growth, reinvestment, and restructuring programs	(1)	15.3	30.1
Mark-to-market adjustments	(2)	5.9	(50.8)
Divestiture, acquisition, integration, and related costs	(3)	3.8	3.0
Shareholder activism	(4)	0.3	0.6
Tax indemnification	(5)	0.2	—
Foreign currency gain on re-measurement of intercompany notes	(6)	(0.2)	(0.8)
Central services and conveyed employee costs	(7)	—	21.8
Litigation matter	(8)	—	0.4
Less: Taxes on adjusting items		(6.1)	0.3
Adjusted net income (loss) from continuing operations (Non-GAAP)		38.4	(9.2)
Interest expense		17.8	16.7
Interest income		(14.6)	(4.1)
Income taxes		6.9	(2.3)
Add: Taxes on adjusting items		6.1	(0.3)
Adjusted EBIT from continuing operations (Non-GAAP)		54.6	0.8
Depreciation and amortization		36.0	36.5
Adjusted EBITDA from continuing operations (Non-GAAP)		90.6	37.3
Stock-based compensation expense	(9)	5.0	3.3
Adjusted EBITDAS from continuing operations (Non-GAAP)		$95.6	$40.6

Net income (loss) margin from continuing operations		2.1%	(1.8)%
Adjusted net income (loss) margin from continuing operations		4.3%	(1.2)%
Adjusted EBIT margin from continuing operations		6.1%	0.1%
Adjusted EBITDA margin from continuing operations		10.1%	4.8%
Adjusted EBITDAS margin from continuing operations		10.7%	5.3%

		Location in Condensed	Three Months Ended March 31,
		Consolidated Statements of Operations	2023	2022
			(unaudited, in millions)
(1)	Growth, reinvestment, and restructuring programs	Other operating expense, net	$15.3	$30.1
(2)	Mark-to-market adjustments	Other expense (income), net	5.9	(50.8)
(3)	Divestiture, acquisition, integration, and related costs	General and administrative	3.1	1.9
		Other operating expense, net	0.7	—
		Cost of sales	—	1.1
(4)	Shareholder activism	General and administrative	0.3	0.6
(5)	Tax indemnification	Other expense (income), net	0.2	—
(6)	Foreign currency gain on re-measurement of intercompany notes	Loss (gain) on foreign currency exchange	(0.2)	(0.8)
(7)	Central services and conveyed employee costs	Cost of sales	—	5.0
		General and administrative	—	16.8
(8)	Litigation matter	General and administrative	—	0.4
(9)	Stock-based compensation expense included as an adjusting item	Other operating expense, net	2.2	0.5

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022

Cash flow used in operating activities from continuing operations	$(30.9)	$(96.1)
Less: Capital expenditures	(32.0)	(19.4)
Free cash flow from continuing operations	$(62.9)	$(115.5)